Exhibit 99.1

NEWS RELEASE

300 Perimeter Park Drive, Suite A Morrisville, North Carolina 27560 919.468.0399	Company Contact: Timothy Krist Chief Financial Officer 919.468.0399, ext. 295 tkrist@charlesandcolvard.com	Investor Relations: R. Jerry Falkner RJ Falkner & Company, Inc. Investor Relations Counsel 800.377.9893 info@rjfalkner.com

FOR IMMEDIATE RELEASE

CHARLES & COLVARD REPORTS FIRST QUARTER OPERATING RESULTS

MORRISVILLE, N.C. -- April 28, 2011 -- Charles & Colvard, Ltd. (NASDAQ Global Select Market: CTHR), the sole manufacturer of created moissanite gemstones, The Most Brilliant Jewel in the World®, today announced its operating results for the first quarter of 2011.

Financial Highlights:

•	Q1 net sales increase 4% to $3.0 million vs. $2.9 million in Q1 2010

•	Net loss of $236,000 vs. prior-year period net income of $298,000

•	$9.0 million cash and investments and no long-term debt at 3/31/11

•	Positive cash flow from operations of $491,000

Net sales for the three months ended March 31, 2011 increased 4% to approximately $3.0 million, compared with approximately $2.9 million in net sales during the corresponding period of the previous year.  Loose moissanite gemstone sales were relatively flat versus the prior-year period, during what is historically the slowest quarter of the year.  Finished jewelry sales increased 130% to $410,000 in the first quarter of 2011 from $178,000 in the first quarter of 2010 as a result of the Company’s strategic initiative to expand this new business opportunity.

The Company recorded a net loss of $236,000, or $0.01 per share, in the first quarter of 2011, compared with net income of $298,000, or $0.02 per diluted share, in the first quarter of 2010.  The net loss was primarily a result of higher manufacturing overhead and operating expenses incurred during the quarter to invest in new business initiatives to support future revenue streams.  Operating expenses increased $227,000, or 14%, when compared with the same period in 2010.

“Our first quarter results reflect our focus upon establishing customer relationships that can increase future sales of finished jewelry, combined with the fact that January and February are seasonally the slowest months of the year for wholesale jewelry sales,” commented Randy N. McCullough, Chief Executive Officer of Charles & Colvard, Ltd.  “Historically, the vast majority of our revenue has been derived from the sale of loose gemstones to distributors and jewelry manufacturers, which excluded us from participating in the incremental revenue and gross profit generated by the sale of finished jewelry to retailers and consumers.  As a result, Charles & Colvard had very little control over the final product and how it was positioned to the marketplace.  Last year, we made a strategic decision to

Charles & Colvard Reports First Quarter Operating Results
April 28, 2011

increase jewelry manufacturing activities and finished jewelry sales as a percentage of the Company’s total revenues.  While gross profit margins on finished jewelry, due to labor and overhead, are generally lower than margins on loose gemstones, we believe the success of this new business initiative will increase the total revenue and gross profit dollars that Charles & Colvard generates from the ultimate sale of moissanite jewelry to the consumer.  In addition, we believe our entry into the finished jewelry business positions us to expand consumer awareness of moissanite.”

“I am pleased to report that management’s efforts to broaden our customer base and expand marketing channel relationships have been successful in recent months, and we believe this will be evident in our results for the year ending December 31, 2011,” continued McCullough.  “We continue to believe that created moissanite gemstones and finished jewelry containing moissanite are destined to capture a growing share of the $120 billion global jewelry market in coming years.  As more retailers and consumers become aware of the value proposition of moissanite, which offers greater brilliance and fire than diamonds at significantly lower prices, we are confident in our ability to successfully execute a multi-brand strategy that can realize the full potential of The Most Brilliant Jewel in the World®.”

Financial Position

Cash and liquid long-term investments totaled $9.0 million at the end of the first quarter of 2011, up slightly from approximately $8.8 million at December 31, 2010, and the Company had no long-term debt outstanding as of March 31, 2011.  Cash generated from operations totaled $491,000 during the three months ended March 31, 2011.  Receipt of an income tax receivable of $113,000, a net decrease in inventory of $578,000, a decrease in prepaid expenses and other assets of $35,000, and an increase in trade accounts payable of $146,000 were the primary drivers of positive cash flow, more than offsetting the Company’s net loss of $236,000 that includes $240,000 of non-cash expenses, an increase in trade accounts receivable of $288,000, and a net decrease in accrued liabilities of $92,000.

Total inventory, including long-term and consignment inventory, approximated $36.8 million as of March 31, 2011, which was down from approximately $37.4 million at the end of 2010 primarily as a result of sales, offset in part by purchases of jewelry castings, findings, and other jewelry components and limited production of moissanite gemstones.  Net trade accounts receivable approximated $4.0 million at the end of the first quarter of 2011, up from approximately $3.7 million at the end of 2010, primarily due to sales that occurred late in the quarter and extended payment terms that are offered by the Company from time to time.

Investor Conference Call

The Company will host an investor conference call at 11:15 a.m. EDT today, April 28, 2011, to discuss its first quarter 2011 operating results, along with other topics of interest.  Shareholders and other interested parties may participate in the conference call by dialing 877-317-6789 (international/local participants dial 412-317-6789) and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 11:15 a.m. EDT on Thursday, April 28, 2011.  The call will also be broadcast live on the Internet at www.videonewswire.com/event.asp?id=78953.

Charles & Colvard Reports First Quarter Operating Results
April 28, 2011

A replay of the conference call will be available one hour after the call through Thursday, May 5, 2011, at 9:00 a.m. EDT by dialing 877-344-7529 (U.S.) or 412-317-0088 (international) and entering the conference ID number 450483.

The conference call will be archived for review on the Internet at www.videonewswire.com/event.asp?id=78953 and on the Company’s website at www.charlesandcolvard.com through Thursday, May 5, 2011.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd., based in the Research Triangle Park area of North Carolina, is the global sole source of moissanite, a unique, near-colorless created gemstone that is distinct from other gemstones and jewels based on its exceptional fire, brilliance, luster, durability, and rarity.  Charles & Colvard Created Moissanite® is currently incorporated into fine jewelry sold through domestic and international retailers and other sales channels.  Charles & Colvard, Ltd. is headquartered in Morrisville, North Carolina, and its common stock is listed on the NASDAQ Global Select Market under the symbol “CTHR”.  For more information, please access www.moissanite.com or www.charlesandcolvard.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements expressing expectations regarding our future and projections relating to products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future.  You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer acceptance and growth of sales of our products; our dependence on third parties for the sales and marketing of our products to end consumers; dependence on a limited number of customers; our current customers’ potential perception of us as a competitor as we enter the finished jewelry business; general economic and market conditions, including the current economic environment; dependence on Cree, Inc. as the current supplier of the raw material; intense competition in the worldwide jewelry industry; the financial condition of our major customers; risks of conducting business in foreign countries; the pricing of precious metals, which is beyond our control; our ability to protect our intellectual property; and possible adverse effects of governmental regulation and oversight, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

(Financial Highlights Follow)

Charles & Colvard Reports First Quarter Operating Results
April 28, 2011

Charles & Colvard, Ltd.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2011	2010
Net sales	$2,977,556	$2,853,675
Costs and expenses:
Cost of goods sold	1,328,521	1,058,981
Sales and marketing	681,285	586,598
General and administrative	1,184,972	1,023,665
Research and development	12,548	41,857
Total costs and expenses	3,207,326	2,711,101
(Loss) income from operations	(229,770)	142,574
Other income (expense):
Interest income	17,919	26,522
Interest expense	(12)	(676)
Loss on call of long-term investments	(2,913)	-
Total other income (expense)	14,994	25,846
(Loss) income before income taxes	(214,776)	168,420
Income tax net (expense) benefit	(21,612)	129,965
Net (loss) income	$(236,388)	$298,385

Net (loss) income per common share:
Basic	$(0.01)	$0.02
Fully diluted	$(0.01)	$0.02

Weighted average number of shares used in computing net (loss) income per common share:
Basic	19,297,861	19,019,402
Fully diluted	19,297,861	19,214,466

Charles & Colvard Reports First Quarter Operating Results
April 28, 2011

Charles & Colvard, Ltd.
Consolidated Balance Sheets

	March 31, 2011 (unaudited)	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$7,973,131	$7,736,044
Accounts receivable, net	4,013,649	3,679,141
Interest receivable	11,789	6,163
Income tax receivable	-	113,030
Inventory, net	6,164,918	6,306,875
Prepaid expenses and other assets	296,065	343,137
Total current assets	18,459,552	18,184,390
Long-term assets:
Held-to-maturity investments	1,010,098	1,018,551
Inventory, net	30,618,094	31,075,626
Property and equipment, net	618,186	377,352
Patent and license rights, net	246,739	252,542
Other assets	13,746	1,990
Total long-term assets	32,506,863	32,726,061
TOTAL ASSETS	$50,966,415	$50,910,451

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$687,905	$542,084
Accrued cooperative advertising	319,000	314,000
Accrued expenses and other liabilities	190,068	308,653
Total current liabilities	1,196,973	1,164,737
Long-term liabilities:
Accrued income taxes	959,025	937,414
Total liabilities	2,155,998	2,102,151
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value	53,144,937	53,113,608
Additional paid-in capital – stock-based compensation	7,018,864	6,811,688
Accumulated deficit	(11,353,384)	(11,116,996)
Total shareholders’ equity	48,810,417	48,808,300
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$50,966,415	$50,910,451

Charles & Colvard Reports First Quarter Operating Results
April 28, 2011

Charles & Colvard, Ltd.
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(236,388)	$298,385
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	42,439	31,887
Amortization of bond premium	1,165	2,894
Stock-based compensation	219,343	107,485
Provision for uncollectible accounts	29,000	(40,000)
Provision for sales returns	(76,000)	(30,000)
Provision for inventory reserves	21,000	(96,000)
Benefit for deferred income taxes	-	(102,443)
Loss on call of long-term investments	2,913	-
Changes in assets and liabilities:
Accounts receivable	(287,508)	(594,531)
Interest receivable	(5,626)	(39,681)
Income tax receivable	113,030	-
Note receivable	-	54,627
Inventory	578,489	734,564
Prepaid expenses and other assets, net	35,316	(23,196)
Accounts payable	145,821	31,830
Accrued cooperative advertising	5,000	138,000
Accrued income taxes	21,611	(27,522)
Other accrued liabilities, net	(118,585)	43,039
Net cash provided by operating activities	491,020	489,338

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(271,035)	(48,459)
Purchases of long-term investments	(495,625)	(5,056,990)
Proceeds from call of long-term investments	500,000	-
Patent and license rights costs	(6,435)	(7,051)
Net cash used in investing activities	(273,095)	(5,112,500)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock option exercises	19,162	3,450
Net cash provided by financing activities	19,162	3,450

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	237,087	(4,619,712)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	7,736,044	7,405,685
CASH AND CASH EQUIVALENTS, END OF PERIOD	$7,973,131	$2,785,973

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$12	$676

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